Exhibit 99.1

NEWS RELEASE

Lumen Announces Early Tender Results and

Modification of Exchange Offers for Lumen Senior Notes

DENVER, March 30, 2023 /PRNewswire/ — Lumen Technologies, Inc. (NYSE: LUMN) (“Lumen”) announced the early results of the previously announced offers by its indirect, wholly-owned subsidiary, Level 3 Financing, Inc. (the “Issuer”), to issue senior secured notes in exchange for senior unsecured notes of Lumen (each, an “Exchange Offer,” and collectively, the “Exchange Offers”).

As previously announced, the Issuer has offered to issue up to $1,100,000,000 principal amount (the “New Notes Cap”) of new 10.500% Senior Secured Notes due 2030 of the Issuer (the “New Notes”) in exchange for validly tendered (and not validly withdrawn) outstanding senior unsecured notes of Lumen listed in the table below (collectively, the “Lumen Notes”) upon the terms and conditions set forth in the offering memorandum, dated March 16, 2023 (the “Offering Memorandum”), as amended by the change described in this press release.

Lumen and the Issuer today also announced that the Issuer has increased the 2029 Combined Cap (as described in the table below) from $400,000,000 to hereinafter equal $460,000,000; otherwise, the terms of the Exchange Offers remain unchanged as set forth in the Offering Memorandum.

Based on data provided by Global Bondholder Services Corporation, the following table sets forth the approximate aggregate principal amount of each series of Lumen Notes that were validly tendered and not validly withdrawn on or prior to 5:00 p.m., New York City time, on March 29, 2023 (the “Early Tender Date”).

Title of Series of Lumen Notes	CUSIP Number(s) (1)	Aggregate Outstanding Principal Amount Outstanding Prior to the Exchange Offers	Acceptance Priority Level(2)	New Notes Series Caps		Aggregate Principal Amount Tendered as of the Early Tender Date	Early Exchange Consideration (3)
5.625% Senior Notes, Series X, due 2025	156700AZ9	$206,030,000	1	N/A		$48,022,000	$920.00
7.200% Senior Notes, Series D, due 2025	156686AJ6	$65,801,000	2	N/A		$21,139,000	$920.00
5.125% Senior Notes due 2026	156700BB1/ U1566PAB1	$702,956,000	3	N/A		$290,877,000	$710.00
6.875% Debentures, Series G, due 2028	156686AM9	$294,929,000	4	N/A		$52,356,000	$680.00
5.375% Senior Notes due 2029	550241AA1/ U54985AA1	$506,394,000	5	$460,000,000	(4)	$274,847,000	$550.00
4.500% Senior Notes due 2029	156700BD7/ U1566PAD7	$967,338,000	6			$555,969,000	$550.00
7.600% Senior Notes, Series P, due 2039	156700AM8	$518,000,000	7	$250,000,000	(5)	$160,689,000	$525.00
7.650% Senior Notes, Series U, due 2042	156700AT3	$435,268,000	8			$131,178,000	$525.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers. They are provided solely for the convenience of holders of the Lumen Notes.
(2)

Subject to the New Notes Series Caps (as defined below), all Lumen Notes tendered for exchange in an Exchange Offer at or prior to the Early Tender Date have priority over Lumen Notes that are tendered for exchange after the Early Tender Date, even if such Lumen Notes tendered after the Early Tender Date have a higher “Acceptance Priority Level” as set forth in the table above than Lumen Notes tendered at or prior to the Early Tender Date. The maximum aggregate principal amount of New Notes that the Issuer will issue in the Exchange Offers equals $1,100,000,000, which the Issuer reserves the right to increase at any time in its sole discretion, subject to compliance with applicable law and the terms of its outstanding indebtedness and subject to the New Notes Series Caps.

(3)

For each $1,000 principal amount of Lumen Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for exchange. In addition to the applicable “Early Exchange Consideration” set forth in the table above, Eligible Holders (as defined below) will also receive accrued and unpaid interest in respect of Lumen Notes exchanged.

(4)	The Issuer will not issue more than $460,000,000 of New Notes (the “2029 Combined Cap”) in exchange for tendered 5.375% Senior Notes due 2029 and 4.500% Senior Notes due 2029.
(5)

The Issuer will not issue more than $250,000,000 of New Notes (the “2039 and 2042 Combined Cap”) in exchange for tendered 7.600% Senior Notes, Series P, due 2039 and 7.650% Senior Notes, Series U, due 2042. Together, the 2029 Combined Cap and 2039 and 2042 Combined Cap are referred to as the “New Notes Series Caps”.

On March 31, 2023 (such date, subject to change without notice, the “Early Settlement Date”), the Company expects to issue approximately $915 million aggregate principal amount of New Notes in exchange for the Lumen Notes that were validly tendered and not validly withdrawn prior to the Early Tender Date, subject to all conditions to the Exchange Offers having been satisfied or waived by Lumen.

Lumen Notes validly tendered (and not validly withdrawn) at or prior to the Early Settlement Date will be accepted in accordance with the terms and conditions of the Offering Memorandum, including those governing the authorized minimum denominations of each series of Lumen Notes that will be accepted in the Exchange Offers and the minimum denominations of New Notes ($2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof) that will be issued in exchange for such Lumen Notes.

Eligible Holders of Lumen Notes accepted for exchange in the Exchange Offers will also receive a cash payment equal to the accrued and unpaid interest on such Lumen Notes accepted in the Exchange Offers from the applicable latest interest payment date to, but not including, the applicable settlement date. Interest on the New Notes will accrue from the date of first issuance of New Notes.

Additional Information About the Exchange Offers

The Exchange Offers will expire at 5:00 p.m., New York City time, on April 13, 2023, unless extended (such time and date with respect to an Exchange Offer, as it may be extended for such Exchange Offer, the “Expiration Date”). The Early Tender Date was the deadline for holders to validly withdraw tenders of Lumen Notes. Accordingly, Lumen Notes tendered prior to or after the Early Tender Date may no longer be withdrawn or revoked, subject to applicable law.

The Exchange Offers are conditioned on the satisfaction or waiver of certain customary conditions, as described in the Offering Memorandum. The Issuer may terminate, withdraw, amend or extend any of the Exchange Offers, as described in the Offering Memorandum.

The Exchange Offers have only been made, and the New Notes are only being offered and will only be issued, (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) to non-U.S. persons outside the United States as defined in Rule 902 under the Securities Act in transactions in compliance with Regulation S under the Securities Act, who are “non-U.S. qualified offerees” (as defined in the eligibility letter) (such holders, the “Eligible Holders”). Only Eligible Holders who have properly completed and submitted the eligibility certification attached to the eligibility letter and, in the case of Canadian residents, the Canadian certification form, are authorized to receive or review the Offering Memorandum and participate in the Exchange Offers. Holders who desire to obtain and complete an eligibility letter should either visit the website for this purpose at https://www.gbsc-usa.com/eligibility/lumen or call Global Bondholder Services Corporation, the Exchange and Information Agent for the Exchange Offers at (855) 654-2014 (toll-free) or (212) 430-3774 (collect for banks and brokers).

The New Notes and the offering thereof have not been registered under the Securities Act or any state or foreign securities laws, and may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Holders of New Notes will not be granted any registration rights. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. Only holders of Lumen Notes who certify in writing that they are Eligible Holders are authorized to participate in the Exchange Offers.

The Issuer is making the Exchange Offers through, and pursuant to, the terms of the Offering Memorandum, as supplemented by a Current Report on Form 8-K filed by Lumen and the Issuer with the U.S. Securities and Exchange Commission on March 27, 2023. None of Lumen, the Issuer, the dealer managers for the Exchange Offers, any affiliate of any of them, or any other person makes any recommendation as to whether Eligible Holders should tender or refrain from tendering all of any portion of the principal amount of such holder’s Lumen Notes for New Notes in the Exchange Offers. Eligible Holders must make their own independent decision as to whether to tender Lumen Notes and, if so, the amount of the Lumen Notes as to which such action is to be taken.

This press release does not constitute an offer of, or an invitation to participate in, the Exchange Offers to any person in any jurisdiction in which it would be unlawful to make such offer or invitation or Exchange Offers under applicable securities or blue sky laws.

About Lumen

Lumen connects the world. We are dedicated to furthering human progress through technology by connecting people, data, and applications – quickly, securely, and effortlessly. Everything we do at Lumen takes advantage of our network strength. From metro connectivity to long-haul data transport to our edge cloud, security, and managed service capabilities, we meet our customers’ needs today and as they build for tomorrow. For news and insights visit news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies, and YouTube: /lumentechnologies.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other oral or written statements of Lumen, the Issuer or their affiliates identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Lumen, the Issuer or their affiliates. Actual events and results may differ materially from those anticipated, estimated, projected or implied by Lumen, the Issuer or their affiliates in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the Issuer to consummate the Exchange Offers; corporate developments that could preclude, impair or delay the aforementioned transactions due to restrictions under the federal securities laws; changes in the credit ratings of the Issuer or its affiliates; changes in the cash requirements, financial position, financing plans or investment plans of the Issuer or its affiliates; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in filings with the U.S. Securities and Exchange Commission (“SEC”) of Lumen or Level 3 Parent,

LLC. For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. Neither Lumen nor the Issuer undertakes any obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the intentions of Lumen, the Issuer or their affiliates contained in any forward-looking statements reflects the intentions of such companies as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, industry, economic and market conditions, and their assumptions as of such date. Lumen, the Issuer or their affiliates may change their intentions, strategies or plans (including the plans expressed herein) without notice at any time and for any reason.

Media Relations Contact:	Investor Relations Contact:
Tracey Conway	Mike McCormack, CFA
P: 720.888.4443	P: 720.888.3514
Tracey.Conway@lumen.com	Mike.McCormack@lumen.com

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